Exhibit 10.44

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

FIRST ADDENDUM TO THE TERMS & CONDITIONS DATED FEBRUARY 17, 2004

THERAVANCE, INC. AND BEN VENUE LABORATORIES, INC.

This First Addendum (the “Addendum”) to the Terms & Conditions Agreement dated on or about February 17, 2004 between Ben Venue Laboratories, Inc., with its office at 300 Northfield Road, Bedford, Ohio 44146 (“BVL”) and Theravance, Inc., 901 Gateway Blvd., South San Francisco, CA 94080 (“Theravance”).  BVL and Theravance may be referenced herein individually as a “Party” and jointly and the “Parties.”

1.     RECITALS

                WHEREAS, on or about February 17, 2004, the Parties entered into a certain Terms & Conditions Agreement relating to BVL’s manufacturing of TD-6424, a copy of which is attached and incorporated by reference as Exhibit “A” (the “Agreement”); and

WHEREAS, the Parties mutually desire to amend the Agreement to include a quality agreement, a copy of which is attached and incorporated by reference as Attachment “A” (the “Quality Agreement”).

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.               Additional Section

1.1.           A new Section 23.3 shall be added to the Agreement which shall state:

23.3.  Quality Agreement. Certain quality matters relating to Product are included in the Quality Agreement which is attached and incorporated herein by reference as Attachment “A” (the “Quality Agreement”).  If any provision of the Quality Agreement is irreconcilably inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail.  Unless defined to the contrary within the Quality Agreement, the terms defined in this Agreement shall have the same meaning in the Quality Agreement.

1.2.           All other terms and conditions of the Agreement shall remain in full force and effect.

2.               Execution

FOR:      BEN VENUE LABORATORIES, INC.

Signature:	/s/[*]	Date: September 19, 2007
[*]
Vice President, Contract Manufacturing Services

FOR:      THERAVANCE, INC.

Signature:	/s/ A.L. Campbell	Date: September 21, 2007
Name: Arthur Campbell
Title:Senior Vice President, Technical Operations, Process R&D

CONFIDENTIAL

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Terms and Conditions for the Manufacture of Products by Ben Venue Laboratories, Inc

This signed agreement is required to provide services and manufacture your Product, TD-6424, at Ben Venue Laboratories, Inc. This agreement covers all Products & services for the development and manufacture of TD-6424 for Theravance, Inc. at Ben Venue and remains in place until superceded by a formal supply agreement.

By:

Ben Venue Laboratories, Inc.

300 Northfield Road

Bedford, Ohio 44146

Hereinafter referred to as BVL, and

Theravance, Inc.

901 Gateway Blvd.

South San Francisco, CA 94080

Hereinafter referred to as Customer,

agree to the following terms and conditions in reference to the development and manufacture of Customer’s Products at BVL.

1. Facilities

1.1 BVL will provide manufacturing facilities that conform to current Good Manufacturing Practices established by the FDA and will perform its obligations hereunder and supply Product in accordance with all applicable laws and regulations and in accordance with written documentation provided to Customer.

1.2 All services will be performed at BVL facilities unless otherwise agreed to in writing by BVL and Customer.

2. Audits

2.1 Customer and any third-party consultant appointed by Customer shall have reasonable access to observe manufacturing activities, as needed and inspect BVL’s facilities and procedures with respect to the Products including all analytical and manufacturing documentation directly related to the Products upon scheduling in advance with BVL’s compliance manager. Any such Customer appointed third-party consultant must be pre-approved by BVL and be bound in writing to the Confidentiality Agreement signed by Customer and BVL. Customer shall have the right to one annual compliance audit each year to (i) observe, inspect and audit the manner in which BVL, conducts quality control of Customer Products, (ii) inspect BVL’s plant and records relating to BVL’s quality and other controls related to its manufacture of the Products For cause audits will be scheduled as mutually agreed to by the parties.

2.2 Customer’s employees and/or representatives including consultants who inspect BVL facilities shall comply with all BVL policies and procedures. Customer assumes all liability resulting from presence of Customer’s employees at BVL facilities.

3. Materials & Documentation

3.1 Customer will provide active drug substance and any other mutually agreed to Customer supplied components [*] in advance of scheduled manufacturing date in accordance with BVL’s procedures.

3.2 BVL will, at a minimum, perform [*] test to verify active drug substance as incoming material.

3.3 BVL will release all materials provided by BVL.

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3.4 Customer will provide materials and manufacturing information necessary for the development and manufacturing of Products.

3.5 Customer will specify samples to be sent for testing and provide address for shipment on the purchase order for all sample request not included in the Master Production Record.

3.6 BVL will provide, at Customer’s request, a copy of the BVL Drug Master File (DMF) and authorization for FDA to access the DMF. This may be used by the Customer to prepare a Regulatory filing.

3.7 BVL shall deliver Product and/or Services to Customer in compliance with quotations provided to Customer which shall be referenced by quotation number on Customer’s purchase order, which shall include by reference specifications mutually agreed upon by the Customer and BVL. For manufacturing services said specifications must be incorporated in the master batch record or in a special instruction to a specific batch record.

3.8 BVL will submit to Customer a Certificate of Compliance, a Certificate of Analysis listing results of testing, and a BVL QA approved completed batch record for each lot of Product manufactured.

3.9 Customer will provide written QC testing requirements, methods, specifications and reference standard for the drug Product. Customer will provide a Certificate of Analysis for the Active Pharmaceutical Ingredient and reference standard. Customer will approve initial testing documents, the Master Production Record, Packaging Record, Master Labels and any revisions of the documents thereafter. Revisions of approved documents requested within eight weeks of scheduled manufacturing or other services may cause a delay or postponement of manufacturing and/or other services requested by the Customer.

3.10 Customer is responsible for notifying BVL with instruction for disposition of tailings and rejects, which will be incorporated into the Master Batch Record and include a shipment address for tailing and rejects if Customer requests return of tailings and rejects.

3.11 Customer will evaluate BVL Certificate of Analysis 3.12 Customer will provide written authorization to BVL prior to shipment of Product.

3.12 Customer will be financially responsible for all materials purchased by BVL on Customer’s behalf based on requirements communicated by Customer to BVL in [*] Purchase Orders, [*].

4. Purchase Orders

4.1 Customer will provide Purchase Orders with information defined in Item 4.2 at least [*] in advance of the requested manufacturing date or [*] in advance of the requested delivery date. Purchase Orders for other services will be issued by the Customer on a mutually agreed upon timeline with BVL. All purchase orders will reference the BVL quotation number(s) provided to Customer.

4.2 The following information must be included on all Purchase Orders

4.2.1 BVL end item number or description of service outlined in the Quotation provided to Customer

4.2.2 BVL Product description or service description

4.2.3 Batch Size in vials from Quotation

4.2.4 Number of Batches

4.2.5 Delivery Date (Date for BVL, to release the lot and deliver Product & batch record)

4.2.6 BVL Quotation Number for Product/Service

4.2.7 Delivery Address

4.2.8 Shipping requirements & Instructions (temperature, dedicated trucks, preferred carrier, overnight etc.) Contact name for Preferred Carrier, Temperature Monitors, Ship on BVL Release or Hold for Customer Authorization to Ship or Ship in Quarantine.

4.2.9 Billing Address

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4.2.10 Special Instructions for Specific Batch

 (Examples)

 “Annual Stability Batch”

  “Process Validation Batch”

“Special Sampling Instructions” mutually agreed to in advance

4.2.11 Customer Lot# and Expiration Date if Applicable

5. Forecast & Planning

5.1 Customer shall submit at least [*] before the start of each [*] an updated estimate for both volumes and delivery dates of its requirement for Product for the following [*]. The estimated requirements for the first of these [*] shall be considered firm orders for which Customer will issue purchase orders pursuant to Section 4 of this agreement. In addition a [*] forecast will be submitted by the Customer to BVL on [*] for the following [*]. Ben Venue shall provide Customer with a forecast template to be used for all forecasts. All forecasts provided shall be non binding on either party, unless agreed to in writing by both parties and shall be subject to acceptance of a purchase order which will be confirmed in writing by BVL.

6. Insurance and Liability Limits

6.1 Customer will retain title to and risk of loss of the bulk active drug substance, in process and in finished Product, except if BVL damages the material while in storage at BVL’s facility, [*]. BVL will maintain general liability insurance in an amount sufficient to cover the replacement cost of Customer supplied raw materials [*], and will include Customer as an additional insured under the relevant policies. For Process related losses see BVL 6.2.

6.2 After such time as all Production and Testing Procedures have been fully developed and validated and a complete and successful technical transfer to BVL’s production department has occurred, BVL will [*] Customer [*] per batch for any [*] of customer supplied raw materials and/or components and will [*] the manufacturing fee, if an invoice for the manufacturing fee has been issued for the production, for any batch of Product which does not meet the specifications contained in the master batch record, [*] portion of the batch if applicable. The monetary values of all Customer supplied raw materials and components must be disclosed to BVL prior to production in the questionnaire provided by BVL to Customer. The Customer is responsible for notifying BVL in writing of any changes in the value of the raw material or components supplied to BVL. Further, any such [*] must be due to [*] or to [*] on their part.

6.3 BVL [*] for Customer’s consequential damages, including but not limited too loss of sales, profit, clinical trial costs, regardless of the reason for such consequential damages.

7. Safety

7.1 BVL and Customer shall mutually develop safety procedures for the handling and manufacture of Product and treatment and disposal of waste relating thereto that comply with all federal and state environmental and occupational safety and health requirements. Such procedures shall be included in a separate document and shall be followed by BVL and Customer in performing services under this agreement.

7.2 Customer will provide Material Safety Data Sheets and other handling information required by law, to be provided prior to shipment of any material to BVL. BVL will not receive any material until all required information has been provided.

7.3 Customer will provide BVL with [*] regarding safety of biological and drug Products [*].

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL

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8. Payment and Pricing

8.1 Customer acknowledges that all invoices must be paid to BVL no later than [*] after the Acceptance Period. The Acceptance Period is defined as the time when the Customer receives the Certificate of Analysis, Certificate of Compliance and BVL QA approved completed batch record for review and approval for accepting the Product, . Customer must notify BVL within [*] after receipt of COA, COC, and BVL QA approved, completed batch record, if invoice is to be disputed. For manufacturing services an invoice will be issued after BVL’s Documentation Department has issued a Certificate of Compliance or, if applicable, at the time a Quarantine shipment is made, for non production services invoices will be sent in accordance with the terms outlined in Proposals / Quotations provided to Customer as work is performed for those services

Any invoice(s) remaining to be paid after [*] from the date of the Acceptance Period), unless such invoice(s) are in dispute, will result in [*].

8.3 Customer acknowledges that all prices of Product shall be on the basis of F.O.B. on the dock at BVL plant, Bedford, Ohio.

8.4 Customer may be asked to [*] the Purchase Order [*].

8.4 BVL will consider that the Product has been accepted by Customer, unless BVL is notified in writing within [*] after shipment of the completed batch record that the Product fails to conform to applicable specifications or cGMP.

8.5 Pricing will be established in Proposal/Quotations provided to Customer by BVL.

9. Cancellation or Postponement

9.1 Customer will pay a cancellation fee of [*] if cancellation or postponement is within [*] of the scheduled manufacturing date. If cancellation occurs within [*] of the scheduled fill date, Customer is responsible for paying [*].

10. Storage

10.1 Customer is responsible for storage charges for Products stored more than [*] beyond BVL’s release. A formal quotation for these charges may be obtained from BVL’s Contract Service Department. These charges are reviewed annually. Short term storage of Product in BVL’s warehousing facilities beyond one month must receive prior approval from BVL. Such approval will be granted on a space-available basis.

11. Stability Program

11.1 Customer is responsible for stability testing program. Customer may contract with BVL to perform stability testing under separate proposals provided to Customer by BVL based on a mutually agreed to protocol.

12. Retention Samples

12.1 Customer is responsible for maintaining retention samples of all finished Product shipped to Customer.

13. Release for Sale and/or Distribution

13.1 Customer is responsible for release of the final Product for sale or distribution.

14. Complaints

14.1 Customer is responsible for maintaining complaint file and notifying BVL of complaints relating to manufacturing defects.

15. Regulatory

15.1 Customer is responsible for securing the necessary regulatory approvals for the Product.

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15.2 Customer is responsible for Drug Listing of Product and providing a copy of Drug Establishment Regulatory Form 2656 to BVL once Product is approved by U.S. FDA for marketing.

15.3 Customer will certify that the Product to be manufactured by BVL shall not be processed, packed, or distributed in violation of any provision of the Federal Food, Drug and Cosmetic Act.

15.4 Customer is responsible for all Product specific Agency(s) filings including the Annual Report filing with the FDA.

15.5 Customer is responsible to insure that all filings with any agency are consistent with the specifications for the Product contained in [*].

15.6 Customer will provide BVL with copies of all regulatory approvals for both clinical and commercial use of the Product and in addition provide BVL with [*] filings in all countries for both clinical and commercial use, BVL requires this information to be on file at BVL for regulatory agencies.

16. Confidentiality

16.1Unless otherwise stated, the terms of this Confidentiality section are mutual between BVL and Customer as either a Disclosing Party or Receiving Party as the case may be.

16.2 Information including but not limited to, data, reports, patents, patent applications, trade secrets, or the like concerning any scientific, technical, financial, trade, or business information applicable to the specifically agreed to project shall be referred to herein as. “Confidential Information”. The Customer shall provide such Confidential Information to BVL as Customer, in consultation with BVL, believes is necessary for BVL to perform the services the parties have mutually agreed to. BVL shall provide to Customer such BVL Confidential Information as is necessary for Customer to evaluate the services and the Product. The Receiving party agrees to protect and keep confidential all Confidential Information and all notes of information obtained pursuant to this Agreement. BVL agrees that it shall limit its use of the Customer Confidential Information to performing certain services as mutually agreed to in writing by the Parties. The Receiving Party also agrees that it shall not use any Confidential Information, directly or indirectly, for its own benefit or that of any person, firm or corporation other than the Disclosing Party; provided, however, Customer shall be entitled to use any data or other information necessary to prepare the Product. All information exchanged regardless of format shall be considered Confidential Information.

16.3 Subject to Paragraph 16.2, the Receiving Party agrees and acknowledges that the Confidential Information to be disclosed to it pursuant to this Agreement constitutes unique and valuable commercial and proprietary information of the Disclosing Party. Accordingly, the Receiving Party shall not duplicate, disclose, or discuss any such Confidential Information to or with third parties, without the prior written consent of the Disclosing Party. Except that the Receiving Party may disclose Confidential Information received by it under this Agreement only to those of its directors, officers, employees, agents, and consultants who have a need to know such Confidential Information in the course of the performance of their duties with respect to the purposes of this Agreement and who are bound by written agreement to protect the confidentiality of such Confidential Information in accordance with the terms hereof.

16.4 Notwithstanding anything to the contrary herein, the Receiving Party shall not be obligated to maintain the confidentiality of any information provided to it under this Agreement which:

a.             Is already in the public domain at the time of disclosure to it, or

b.             at any time after disclosure to the Receiving Party becomes public knowledge through no fault of the Receiving Party;

c.             is disclosed to the Receiving Party by any third party who is free to make such disclosure; or

d.             is disclosed by the Receiving Party with the prior written consent of the Disclosing Party, or

e.             is information which the Receiving Party can establish was in its possession prior to disclosure or was subsequently and independently developed by employees of or on behalf of the Receiving Party without use, direct or indirect, of Confidential Information protected by this Agreement.

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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f.              is required to be disclosed pursuant to a requirement of law, subject to provisions outlined in Item 16.8 of Section 16 of this agreement.

16.5 The confidential undertakings and agreements of the Receiving Party shall survive termination of this Agreement. Promptly upon termination of this Agreement and request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all notes of information obtained pursuant hereto and summaries thereof and any copies of documents of the Disclosing Party, personnel interviews, or other Confidential Information in its possession. This Agreement shall not be construed as a grant of any right or license to the Receiving Party with respect to Confidential Information or the Customer’s Product or as a requirement to either party to enter into any further arrangement with respect to Confidential Information the Customer’s Product or BVL’s services. The foregoing is subject to the provisions of Paragraph 16.2.

16.6 The confidentiality obligations of this Agreement shall be maintained for a period of [*] beyond the expiration or termination of this Agreement.

16.7 Provided all obligations of this Agreement are maintained, the parties understand and acknowledge that the other may now market or have under development products which are competitive with products now offered or which may be offered by the other, and the parties’ communications hereunder will not serve to impair the right of other to develop, make, use, procure, or market products or services now or in the future which may be competitive to those offered by the other party nor for the parties to disclose any planning or other information to the other.

16.8 Notwithstanding any provision herein to the contrary, in the event that any Receiving Party hereafter becomes obligated by mandatory applicable law, regulatory rule or judicial or administrative order to disclose Confidential Information or any portion thereof, to any third party, governmental authority or court, the Receiving Party shall immediately notify the Disclosing Party thereof of each such requirement and identify the Confidential Information so required thereby, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive Receiving Party’s compliance with the provisions of this Agreement.

16.9 Both parties agree that should this Agreement be breached, money damages would be inadequate to remedy such a breach. As a result, the non-breaching party shall be entitled to seek, and a court of competent jurisdiction may grant, specific performance and injunctive or other equitable relief as a remedy for any such breach of this Agreement. Such remedy shall be in addition to all other remedies, including money damages, available to a non-breaching party at Law or in equity.

16.10 Upon request and subject to the other provisions of this Agreement, each party shall return all copies of the Confidential Information to the other party, except for a single copy to be kept by it’s legal counsel in its confidential file for the purpose of determining compliance with its obligations of this Agreement.

16.11 Neither party will issue any press release or other public announcement relating to any activities involving the other party without the prior written consent of the other party, except where such announcements are required by law or regulation. The parties will use all reasonable efforts to consult with the other and cooperate with respect to wording of any such announcement.

16.12 New techniques, inventions, processes and know-how (hereinafter “New Developments”) that are useful in the Manufacturing, using or selling of the Product may be developed by BVL during the performance of this Agreement. To the extent Customer’s Confidential Information is used to make any such New Development, then Customer shall have ownership of such New Development, and BVL shall have a non-transferable, non-exclusive, royalty-free, worldwide, perpetual, license to make, use New Development such license shall not include BVL’S use of Customer’s Confidential Information or use of New Development to make Product. Notwithstanding the grant of such license, BVL shall not use such New Development or Customer’s Confidential Information to make, or assist third parties to make Product. BVL agrees to cooperate in the filing and prosecution of all New Development patent applications owned by Customer, but Customer shall bear all associated expenses. As to New Developments that may be developed by BVL during the performance of this Agreement and do not use Customer’s Confidential Information, BVL grants Customer a non-transferable, royalty-free, irrevocable, worldwide, non-exclusive license to make, have made, use or sell the New Development in connection with Product.

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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17. Batch Rejections

17.1 BVL will reserve the right to sample and retest Product per defined SOP if, prior to Customer’s release, Customer claims that Product fails to meet applicable specifications.

17.2 Customer will provide an approved rework procedure (if Product can be reworked).

17.3 In the event of a rejection of a batch of Product, BVL will cease further production of Product until such time as the results of the investigation have been communicated to Customer and Customer has confirmed the corrective action. Should Customer desire to have Product manufactured while the investigation is in process, Customer will be responsible for the fees for service performed by BVL whether the batch is accepted or rejected by Customer or BVL. Customer will provide a written statement of financial responsibility upon requesting BVL to perform additional production while investigations and corrective actions are being determined by BVL and Customer.

17.4 Customer may reject any commercial, developmental or clinical Products manufactured for Customer if such Products fail to comply with Manufacturing Instructions and Specifications, incorporated in the master batch record, previously agreed upon by Customer and Ben Venue. However, until such time as all manufacturing processes and/or analytical procedures are validated, Customer will be financially responsible for all BVL fees for services for each batch of Product provided by BVL, at prices confirmed by quotation(s) and purchase orders, unless such batch is rejected due to [*] of BVL. Customer acknowledges that until all processes and methods are [*] that additional cost may be incurred for unanticipated developmental issues.

18. Term and Termination

18.1 This agreement remains in effect until superceded by a future agreement or upon termination by either party.

18.2 This agreement may be terminated by either party by giving [*] written notice to the other.

19. Notices

19.1All notices required or permitted hereunder shall be given in writing and sent by mailed postage prepaid, certified or registered mail, return receipt requested, or sent by a nationally recognized express courier service, or hand-delivered at the following addresses:

If to Ben Venue:	Ben Venue Laboratories, Inc.
A Boehringer–Ingelheim Company
Attn: General Manager
Contract Manufacturing Services
300 Northfield Road
Bedford, Ohio 44 146
Fax:[*]

If to Theravance:	Theravance, Inc.
Attn: General Counsel
901 Gateway Blvd.
South San Francisco, CA 94080,
Fax: [*]

Notices shall be effective upon receipt. A party may change its address listed above by written notice to the other party.

20. Amendments and Waiver of Provision

20.1 This Agreement may only be amended by a written instrument duly executed by both parties.

20.2 No waiver of any provision of this Agreement shall be effective unless the party whose rights are being waived duly executes it. No waiver with respect to any one occurrence, action, or inaction shall be effective with respect to any subsequent or other occurrence, action or inaction, similar or otherwise.

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21. Assignment

21.1 This Agreement may not be assigned by either party hereto EXCEPT to an affiliate or a purchaser of all or substantially all of the stock or assets of either one of the parties without the prior written consent of the other and shall be binding upon and inure to the benefit of the successors and permitted assigns of each party.

22. Governing Law

22.1 This Agreement and the rights, duties and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, USA.

23. Miscellaneous

23.1 Customer will provide the name and phone numbers of a contact person(s) who may he called at any hour during the times when BVL is manufacturing the Product.

23.2 Nothing contained in this Agreement shall be construed, by implication or otherwise, as an obligation to enter into any further agreement relating to any of the Confidential Information or as the grant of a license to either party to use the other’s Confidential Information other than for the purpose herein.

These terms and conditions supersede any conflicting Terms and Conditions contained with the Customer’s Purchase Orders or on BVL’s Purchase Order acknowledgment. Customer acknowledges that these terms and conditions are incorporated by reference on every purchase order.

THIS DOCUMENT SUPERSEDES ALL OTHER DOCUMENTS AND AGREEMENTS.

For BEN VENUE LABORATORIES, INC. (BVL)

BY	/s/[*]
[*]
	General Manager,Contract Manufacturing Services	Date: 2-17-2004

For: THERAVANCE, INC.

BY	/s/ A.L. Campbell
Arthur Campbell
	Senior Vice President, Technical Operations, Process R&D	Date: Feb 13, 04

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Attachment “A”

Quality Agreement

Theravance, Inc. and Ben Venue Laboratories, Inc.

This Quality Agreement (the “Quality Agreement”) is a required and integral part of the Terms & Conditions (the “Agreement”) with an Effective Date of February 17, 2004 to which it is attached and integrated. This Quality Agreement defines the roles and responsibilities for BVL quality operations when providing services for Customer and further defines how BVL and Customer will interact with each other.

A.1          Purpose and Term of the Quality Agreement

Capitalized terms used in this Quality Agreement and not otherwise defined shall have the meanings ascribed thereto in the Agreement unless otherwise specified.  This Quality Agreement outlines the responsibilities of Customer and BVL with respect to the quality assurance and cGMP compliance of the Product and is the Quality Agreement referenced in the Agreement.  In the event of any conflict between the terms of this Quality Agreement and the Agreement, the terms of the Agreement will control.

A matrix of responsibilities included at the end of this document delineates the primary responsible Party for the various aspects of this Quality Agreement.

This Quality Agreement commences with the Effective Date of the Agreement and remains in effect through the term of that Agreement.  In the event that the Agreement is terminated for any reason provided for therein, the Quality Agreement will terminate on the later of: (i) the expiration date of the last Batch of Product produced by BVL for commercial distribution; (ii) completion of any ongoing stability studies; or (iii) two years of the termination of the Agreement.

All changes in this Quality Agreement must be documented in writing as an Addendum to the original Quality Agreement and reviewed and approved in writing by representatives from Customer and BVL.

This Quality Agreement is between Customer and BVL.

A.1.1      Customer Quality Representatives:

Name:	[*]
Title:	Vice President, Quality
Company:	Theravance, Inc.
Street Address:	901 Gateway Blvd.
City, State Zip:	South San Francisco, CA 94080
Phone:	[*]
Fax:	[*]
E-mail:	[*]

Quality Agreement (BVL and Theravance)

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This Quality Agreement has been reviewed and approved by:

FOR CUSTOMER:

SIGNATURE: /s/ [*]                                                                            DATE: September 24, 2007

A.1.2      BVL Quality Representatives:

Name:	[*]
Title:	Vice President of Quality Operations
Company:	Ben Venue Laboratories, Inc.
Street Address:	300 Northfield Road
City, State Zip:	Bedford, OH 44146-0568
Phone:	[*]
Fax:	[*]
E-mail:	[*]

FOR BVL:

SIGNATURE: /s/ [*]                                                                            DATE: 9/19/07

A.1.3      BVL Business Representative:

Name:	[*]
Title:	Vice President, Contract Manufacturing Services
Company:	Ben Venue Laboratories, Inc.
Street Address:	300 Northfield Road
City, State Zip:	Bedford, OH 44146-0568
Phone:	[*]

Quality Agreement (BVL and Theravance)

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Fax:	[*]

E-mail:	[*]

FOR BVL:

SIGNATURE: /s/ [*]                                                                            DATE: 9/17/07

A.1.4      On-Call Customer Representative:

In addition to the foregoing contact information, Customer will provide the name and phone numbers of a contact person(s) who may be called at any hour during the times when BVL is Manufacturing the Product, as follows:

Name:	[*]
Title:	Vice President, Pharmaceutical R&D
Company:	Theravance, Inc.
Street Address:	901 Gateway Blvd.
City, State Zip:	South San Francisco, CA 94080
Phone:	Work) [*] Cell) [*]
Fax:	[*]
E-mail:	[*]

A.2          Quality Responsibilities

The activities for and associated with the manufacturing of the Product must meet the current cGMPs as set forth in the “Code of Federal Regulations of the U.S. Food and Drug Administration”, 21 CFR Parts 210 & 211, as well as “The Rules Governing Medicinal Products in the European Community”, volume IV, “Guide to good manufacturing practice for medicinal products”, as well as the requirements of any applicable national guidelines to which the Product has been registered. In the event of a conflict in cGMPs, the U.S. Code of Federal Regulations shall apply.

BVL is responsible for review and approval of all manufacturing, testing, and support documentation executed in the Production of each Batch of the Product as included or referenced in the Master Batch Record and for providing formal release to Customer. Customer is responsible for further release of each Batch of the Product for commercial and any other use.

Any dispute between Customer and BVL with regard to acceptance of the Product shall be subject to the procedures as set out in the Agreement between Customer and BVL. Customer’s disposition will be independent of BVL’s review and release.

Quality Agreement (BVL and Theravance)

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BVL is responsible for maintaining training records for all personnel that perform cGMP functions relating to the Customer operations performed at the site, including personnel in QA/QC, manufacturing, etc.

A.3          Regulatory Compliance and Product Licensure

A.3.1           Customer is the owner of the Product and is responsible for product licensure, annual reports, and any other regulatory filings that are required for the marketing of Product, and is responsible to ensure that all of such filings with regulatory authorities are consistent with the Specification and the Master Production Record.  This includes the supplement of product registration to update commitments, methods, records, or specifications based upon regulatory requirements defined in 21 CFR Part 314.

A.3.2           In the event that the Territory as defined herein includes the European Union or any member states thereof, then in addition to all other responsibilities, Customer shall also:

A.3.2.1                                 certify in writing to BVL that it has properly appointed one or more Qualified Person(s) in compliance with EU Directives, standards and rules, including without limitation, Article 49 of Directive 2001/82/EC, with respect to the Product(s) subject to this Agreement; and further that Customer’s Qualified Person(s) shall fully comply with all EU standards, directives and rules, including without limitation, as set forth in Article 51 of 2001/83/EC;

A.3.2.2                                 as appropriate, cause its Qualified Person to certify that the Facility supplying the API complies with EU GMP;

A.3.2.3                                 cause its Qualified Person to certify the GMP status of the manufacturing and supply of an Active Pharmaceutical Ingredient; and

A.3.2.4                                 for each batch of Product Manufactured by BVL, as appropriate, provide a Certificate of Analysis.

A.4          Change Control

BVL will utilize a documented system of procedures for the control of changes to raw materials, packaging materials, utilities, facilities, equipment, manufacturing methods, and Product specifications and requirements, sampling, test methods, and release requirements.  BVL will be responsible for contacting Customer to discuss changes which impact the Manufacturing license for any Territory.  Product-specific changes will not be made without mutual approval.  Customer will be responsible for applying for any necessary variation to the Manufacturing license(s) to allow production of the Product(s).

A.4.1      Master Production Records

Master Production Records (MPRs) are documents that specify or reference the manufacturing instructions, related bills of material, in process testing, and production specifications used in the production process.  These documents are developed and approved by BVL and Customer.  Customer’s approval of the MPR must be received at least eight (8) weeks prior to the start of manufacture.

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A.4.2      Specification

Specification initiation or revision that affects the scientific or technical content requires approval in writing by BVL and Customer before proposed changes are implemented.  This applies to manufacturing, testing, storage, and labeling of the Product, as well as any changes to the specifications for raw materials and Product.  Editorial or format changes to applicable specifications not affecting the scientific/technical content or intent of the specification will not require approval by Customer.  Those documents requiring Customer approval are as follows:

Product Specification

Master Production Records

Raw Material Specifications

When Customer initiates a change request on all applicable specifications, the appropriate BVL department shall be provided the proposed specification and appropriate documentation that summarizes and justifies each change.

A.4.3      Packaging and Labeling Specifications

The packaging and labeling specifications are documents that describe the labeling artwork, container/closure, Product packaging for shipment, shipper specifications and drawings used in the packaging of the Product.  These packaging and labeling specifications are Developed and approved by BVL and Customer.  This information will be incorporated into the MPR, associated Product Specific SOPs, and raw material specifications, as appropriate.

A.4.4      Product Changeover

BVL will follow its validated cleaning protocols based on product classifications per BVL SOP’s.

A.4.5      Changes to the Plant

BVL will notify Customer in advance of any changes of utilities, in the layout or structure of the equipment or in the operation and structure of the plant, which could have an adverse impact on the manufacturing of the Product or the quality of the Product.  BVL shall not be obligated to obtain prior approval for changes required as a result of an Agency’s order, provided BVL promptly notifies Customer of any such proposed change and consults with Customer before implementation of such changes and its potential impact on Customer Product.

A.5          Documentation Retention

Batch specific documentation (e.g., executed batch records, investigation reports, Certificates of Analysis) will be retained by BVL for one (1) year beyond the expiration date of the Agreement, or in the event the Agreement is ongoing, then for not more than seven (7) years from the Manufacturing date  BVL will notify Customer prior to destruction of the records and customer must provide a response to BVL as to the disposition of the documents within thirty (30) calendar days or the record will be destroyed.  Customer may request that such records be transferred to Customer at Customer’s expense.

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For the basic product specific documentation (e.g., master production records, SOPs, validation documentation) the retention should be for the life of the product, i.e., until the registration for the product has been withdrawn and the responsibility of Customer with support from BVL.  Such documents will be returned to the Customer in the event of termination of the Agreement, withdrawal of all registrations for the Product, or upon cessation of the business relationship between Customer and BVL and completion of BVL’s compliance with Applicable Laws.

A.6          Materials

A.6.1       BVL is responsible for performing raw material and supplies procurement, QC testing, and material handling and submission of samples to outside testing laboratories (as applicable).  BVL will obtain approval from Customer if BVL needs to subcontract the analytical release testing of raw materials provided by Customer.

A.6.2       BVL shall maintain an approved suppliers list in accordance with BVL’s procedures.  BVL will provide the material name and supplier name upon request.  Changes to non-compendial raw materials, such as a new supplier or process changes, shall be approved by Customer.

A.6.3       All materials purchased for use in the manufacture, storage and shipping of product will be purchased, received, inspected as appropriate, tested as appropriate, stored, and handled in accordance with BVL’s SOP’s.  BVL agrees to sample and retain sufficient amounts of all raw materials, except water, compressed gases and any highly volatile compounds.  The amount of retained samples is specified in BVL’s raw material specifications.  All materials shall be in accordance with the approved specifications.

A.6.4       BVL will qualify primary vendors of all raw materials and components.  Vendor qualification will be in accordance with BVL SOP’s.

A.6.5 BVL will provide, at Customer’s request, a copy of the BVL Drug Master File (DMF) and authorization for FDA to access the DMF. This may be used by the Customer to prepare a regulatory filing.  BVL shall, upon Customer’s request, assist Customer with all other applicable filings for the non-US market in accordance with proposals submitted to Customer and confirmed by Purchase Order.

A.7          Product Specification

The Product must be manufactured, packaged, labeled, and handled according to the Specifications and procedures mutually agreed to in writing between Customer and BVL.  Customer and BVL shall develop all in-process and Product release specifications, including acceptance limits for each required test.  Establishment of appropriate test methods and supporting test method validation will be performed by BVL and approved by Customer.  Each lot of Product manufactured by BVL for Customer will be sampled and tested in accordance with the Specification.

A.8          Manufacturing and Packaging of the Product

A.8.1       The manufacturing of the Product will be done under cGMP and in accordance with specific procedures and instructions mutually agreed upon between Customer and BVL, and documented in the MPR.  The Date of Manufacture will be as specified in the Product Specification.

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A.8.2       Any regulations regarding storage of different types of products shall be adhered to.

A.8.3       The manufacturing of Customer’s Product by BVL must be in adherence to the Specification as mutually agreed upon, and in compliance with all cGMPs and any other applicable regulatory requirements.  BVL will provide documentation for each Batch as agreed upon between Customer and BVL.

A.9          Testing of the Product

A.9.1       The testing of the Product is carried out by BVL according to the Specification.  For those procedures which appear in the current USP/NF or other recognized standard references, qualification of the method for the Product and a statement indicating the reference shall suffice.  For all Product-specific test methods utilized by BVL, documentation supporting the validation of the test method shall be available for review during annual audits by Customer, or be provided at other times as reasonably requested by customer.

A.9.2       If any Third Party is utilized to perform testing of raw materials or release/stability testing the vendor(s) must be qualified by BVL as required by BVL SOPs and approved for use by Customer.  The Third Party vendor must utilize validated or qualified test methods and provide complete documentation and copies of associated raw data upon request.

A.9.3       Customer will provide BVL a reference standard in accordance with BVL procedures for use in Product testing, as needed, and BVL will maintain the reference standard under appropriate storage conditions with appropriate controls.  Customer is responsible for performing qualification of the reference standard in accordance with approved validated protocols.

A.9.4       BVL will provide to Customer a Certificate of Analysis and any other associated testing documentation for each Batch of Product manufactured as agreed upon between Customer and BVL.  Customer reserves the right to inspect and/or test all Batches of the Product produced by BVL prior to Customer’s acceptance and distribution.

A.10       Notification and Approval of Deviations

BVL must notify Customer within three (3) business days from the initiation of the investigation, whenever there is a significant deviation from stated procedures or specifications.  A significant deviation is defined as any Out Of Specification (OOS) result and/or any manufacturing, packaging, labeling, or testing deviation that may affect the quality, safety or efficacy of the Product.  BVL will only release/reject a Product Batch as an outcome of a BVL and Customer approved investigation report.  In the event of conflict, BVL may release or reject any Product Batch at its sole discretion.  Customer is responsible for the final product disposition of a product released by BVL.

All deviations will be investigated and fully documented by BVL in accordance to BVL procedures.  This documentation will be retained as part of the batch documentation for the Batch affected.  When deemed necessary, Customer reserves the right to request the need for a more in-depth investigation of the deviation by BVL.  BVL and Customer will work together in determining the need for additional investigational work.  Customer approval shall be obtained in writing (fax or PDF electronic document confirmation is acceptable) for any significant deviation.  Customer approval shall not be unreasonably withheld.  Customer and BVL will

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jointly provide the documented product impact assessment for all deviations that impact the Product.  The documented assessment must be received within 5 (five) business days of the completion of the investigation.  In cases where Customer requests a deviation, the request must be submitted in writing.  Customer is responsible for notifying the FDA regarding any required Field Alert Report according to 21 CFR 314.81. BVL shall be notified by the Customer of any Field Alerts filed for Product.

The Investigation Report for significant deviations will be approved by both BVL and Customer as stated below.  The approved document will become part of the batch record of that specific lot of material.  Any resulting corrective and preventative actions shall be followed through timely closure in accordance to BVL procedure.  Approval by the appropriate Quality Assurance functions is solicited and may be obtained via fax or electronic copy.

Failure	Approval Requirements
Product	Customer and BVL
Raw Materials sourced and used by BVL	BVL

In the event of a dispute regarding the failure of Product, an independent, mutually acceptable qualified Third Party may be engaged to determine failure.  The Third Party’s decision will determine acceptance of the Product and shall be subject to the procedures as set out in the Agreement.

Reprocessing would always be considered a significant deviation, and would only be performed if validated by BVL and approved by BVL and Customer.

A.11       Release and Shipment of the Product

A.11.1     A Certificate of Compliance (COC), a Certificate of Analysis (COA), copies of executed batch records, deviations and investigation reports, and any applicable documentation, as agreed upon between Customer and BVL, shall be provided to Customer by BVL within one (1) week after the Batch is released by BVL QA.

A.11.2     Customer is responsible for acceptance and disposition of the Product after review of BVL’s test results and supporting data, COC, COA and batch records as required.

A.11.3     The disposition of the Product, which is defined as the release for clinical or commercial distribution, is the responsibility of Customer.  BVL has the responsibility to release the Product to Customer.  BVL will not ship any of Customer’s Product to any destination until the final disposition by Customer, unless prior approval has been received in writing from Customer to perform such shipments.  Such receipt of written shipping approval will not exceed thirty (30) days beyond BVL’s release to Customer unless Customer provides written notice disputing the release of the Batch.

A.11.4     BVL will control and coordinate all shipping activity unless specified by Customer.  Shipping instructions will be provided in the associated Batch Purchase Order (PO).

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Shipping validation will be Customer’s responsibility, but will be performed in collaboration with BVL and appropriate qualified contractors.

A.12       Retained Samples of the Product

BVL agrees to store retained samples for all BVL composition used in the Product(s) in accordance with BVL SOP’s.

Final Product retains shall be the responsibility of Customer.

A.13       Storage of Product

BVL will store Product prior to final Customer disposition and shipment in accordance with the Specification and BVL SOPs.

A.14       Stability Activities

The responsibility for stability testing and reporting shall belong to BVL so long as Customer contracts such activities with BVL.  Stability protocols will be prepared by BVL and jointly reviewed and approved by BVL and Customer.  BVL will provide stability reports to Customer in accordance with specifications contained in stability proposals.  Data interpretation and the updating of stability information to regulatory documents for the Product is the responsibility of Customer.  All stability related activities under the responsibility of BVL shall be completed in accordance with BVL SOPs.

A.15       Process Validation

A.15.1     The Manufacturing Process and control procedures (including, but not limited to cleaning procedures; aseptic procedures, process hold times, in-process stability, and development and justification of all processing parameters) shall be validated and qualified by BVL according to the Manufacturing Process Validation (MPV) plan for Product in the facility and using the equipment BVL intends to employ to make Customer’s Product, as further defined in Section 15.2.

A.15.2     The MPV will be created with input from both BVL and Customer for Customer’s process.  The MPV will be jointly generated and approved by BVL and Customer.  The MPV will contain all of the required activities and the acceptance criteria and is approved and documented.  The MPV is executed on at least three (3) consecutive Batches of Product produced by BVL for Customer as mutually agreed to between Customer and BVL.  If there are any problems during the execution of the MPV, then, upon discovery shall be communicated to Customer.  If the problems cannot be resolved, the MPV must be repeated on additional Batches until at least three (3) consecutive Batches of Customer’s Product meet all specification requirements.  Any problems encountered during the execution of the MPV must be documented by BVL.

A.15.3     All related validation/qualification documents will be assembled in a process validation summary report and reviewed and approved by BVL and Customer.  Customer will retain copies of the approved protocols and final reports.

A.16       Product Complaints

A.16.1     Customer, or their agent, will receive complaints and communicate with their Customers and close all complaints related to the Product.  Customer will inform BVL

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within 5 business days of registration of a complaint, or sooner as required, of complaints involving potential Product issues that may be related to Manufacturing.  Upon written request by Customer, BVL will investigate the complaints as required and provide a written report on the results of the investigation to Customer in no more than thirty (30) working days, or sooner if agreed to by the Parties.  Customer will communicate with the Customers and/or regulatory authorities the results of the complaint investigation, if necessary.

A.16.2     In the event of a notification by Customer to BVL of a serious adverse event (SAE) potentially related to Manufacturing of the Product, BVL will provide all necessary support and assistance in the relevant phase of the investigation and provide a written response within an agreed upon time frame, usually no longer than 10 days, that allows Customer to respond to the applicable regulatory agency within 15 days of their notification.

A.16.3     Customer shall provide complaint files to BVL onsite, or via fax or other electronic means, within one (1) business day if they are required during a FDA inspection.

A.17       Returned Goods

Customer will be responsible for returned goods.  The specific handling of returned goods will be specified and documented by Customer, as required.  BVL will not have responsibility for returned goods.

A.18       Recall of the Marketed Product

In the event of recall, withdrawal, or field correction of Product, i.e., if the Product violates applicable laws, regulations, agreed upon specifications, or is deemed unacceptable for some other reason, whether or not such action is requested by any governmental agency, Customer shall immediately notify BVL Quality Assurance in writing.  During a Product recall, withdrawal, or field correction, BVL shall fully cooperate with Customer in conducting the necessary investigational activities when appropriate.

A.19       Audits and Inspections of Facilities and Product

A.19.1     Upon scheduling in advance, Customer shall have the right to one annual audit per Contract Year and at such other times as mutually agreed upon by the Parties for cause to: (i) observe, inspect, and audit the manner in which BVL conducts Manufacture of Customer Product(s); (ii) inspect BVL’S Facilities and records relating to BVL’S quality and other controls related to its Manufacture of the Product(s); or (iii) observe and audit the books and records of BVL relating to the existence, safeguard, use and maintenance by BVL of the Customer Composition.  Customer annual audits will be limited to 2 auditors for 2 days.  BVL shall make such books and records available to Customer for review.  Customer and any third-Party consultant appointed by Customer shall have reasonable access to observe and inspect BVL’S Facilities and SOPs with respect to the Product, including all analytical and Manufacturing documentation related to the Product upon reasonable prior notice to and scheduling in advance by BVL.  Any such Customer appointed third-Party consultant must be pre-approved by BVL, although such approval shall not be unreasonably or untimely withheld.  Information provided during audits will be limited to technical information related to the Manufacture of Product.  No financial information is provided for auditing.

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A.19.2     Customer employees and Customer’s consultants who inspect BVL’S Facilities shall at all times comply with BVL’s rules, regulations and SOPs relating to their inspection, and Customer assumes responsibility for the presence and actions of its employees and consultants on BVL’s premises.

A.19.3     BVL will notify Customer of any inspections or actions by regulatory agencies or other enforcement bodies which impact Product.  BVL will provide Customer with the applicable or redacted written observations of all such Product Specific regulatory audits in no more than 5 business days.  If the inspection is specific to Product, Customer will have up to 2 representatives on site during the inspection to address product specific questions, and these representatives will be permitted to participate in the inspection when required.  Customer shall provide to BVL any requested documents if they are required for a regulatory inspection.  Customer must notify BVL immediately of any activities or communications that may result in an inspection of BVL.  BVL will respond to regulatory authority PAI observations within 15 days if possible and all other Product-specific inspection observations within 30 days or the time specified by that agency, which ever is less.

A.19.4     Customer reserves the right to be on-site at BVL during the manufacture of Product, and/or during the inspection of Product by any regulatory agencies.  Customer shall provide at least two (2) weeks advance notice to be on site at BVL during manufacture.

A.20       Reprocessing

Reprocessing can only be performed per written agreement between both BVL and Customer.  Reprocessing directions must be established to define the process.  If the Product is registered, reprocessing parameters must be validated, submitted, and approved prior to implementation and batch release.  Reprocessing of material or product must be documented to state rationale and justification.

A.21       Annual Product Review (APR)

Customer will be responsible for the Annual Product Review (APR).

A.22       Annual Quality Agreement Review

Not less than once per Contract Year during the term of the Agreement, the Parties shall meet and confer in good faith to review the Quality Agreement and make such changes as may be mutually agreed upon in writing by the Parties.

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Quality Agreement Distribution of Responsibility Matrix:

Responsible Party
Item	Activity	Customer	BVL
1. Purpose and Term of the Quality Agreement
	Define purpose and term of the Quality Agreement	X	X
2. Quality Responsibility

Assure that all activities associated with production of Customer’s Product are performed in compliance with cGMP as set forth in 21 CFR part 211, the European GMPs, and any other regulatory region the drug is for distribution for clinical or commercial use.

		X	X
	Review all batch documentation and test results, approve, and release Product to Customer.		X
	Review appropriate batch documentation and test results, and release and disposition Product for clinical or commercial use	X
	Maintain training records for all BVL personnel that perform cGMP functions relating to the Product.		X
3. Regulatory Compliance and Product Licensure
	Responsible for product licensure, annual reports, and other regulatory filings as defined in 21 CFR 314 or other regulatory agencies for the Territory.	X
	Provide Customer with information required for regulatory filings pursuant to written proposals provided by BVL		X
	Prepare and submit regulatory filings to the appropriate authorities	X
4. Change Control

Establish and maintain appropriate change control procedures, including but not limited to revisions, changes or modifications to documentation, processes, equipment, utilities or facilities that affect the defined operation and processes or have the potential to affect the quality, purity, safety, or efficacy of the Product.

X

Prepare and submit a change request or notification to Customer for all proposed changes to documentation, facilities/equipment, manufacturing process, test methods, and specifications that affect Customer manufacturing process.

X
	Review proposed changes, assess the impact on regulatory filings, and approve changes.	X	X

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Responsible Party
Item	Activity	Customer	BVL
4.1 Master Production Record
	Draft and maintain MPR		X
	Review and approve MPR	X	X
4.2 Specifications
	Draft and approve non-compendial raw material specifications	X	X
	Draft and approve API specification	X	X
	Draft and approve Product Specification	X	X
4.3 Packaging and Labeling Specifications
	Prepare draft packaging and labeling specifications	X	X
	Approve label and packaging specifications	X	X
	Implement packaging and labeling procedures		X
4.4 Product Changeover
	Perform cleaning validation studies as necessary to demonstrate and document suitable clearance of other products for the equipment used for Customer per BVL SOPs.		X
4.5 Changes to the Plant
	Notification to Customer of all changes to the facility that could impact Customer’s Product		X
5. Documentation
	Retain Batch production documentation for 7 years after a batch is manufactured.		X
	Mutually agree upon disposition of documentation following the 7 year retention period.	X	X
	Maintain product specific documentation (e.g., master batch records, SOPs, validation documentation, etc.) in accordance with BVL SOPs.		X
6. Materials
	Establish quality requirements for raw materials, process components, and packaging material.	X	X
	Establish raw material specifications.	X	X
	Establish a vendor qualification program for vendors of all raw materials to be used in GMP manufacturing (excluding API).		X

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Responsible Party
Item	Activity	Customer	BVL
	Qualify API vendor	X
	Promptly provide vendor change notifications	X	X
	Approve vendor changes	X	X

Ensure that all raw materials (excluding API), consumables, and packaging component suppliers are qualified or reviewed according to defined requirements and procedures, and to maintain file of vendor qualifications

X
	Prepare and maintain a bill of materials that includes specifications and acceptable grades for required raw materials and consumables.	X	X
	Perform raw material and supplies procurement, QC testing, and material handling and submission of samples to outside testing laboratories (as applicable) for BVL Supplied Composition.		X
	Perform API procurement, QC testing, and material handling	X
	Maintain programs and procedures for returning unused or damaged goods.	X	X
	Maintain and archive raw material C of A’s for final release.		X
	Maintain and archive API C of A’s	X
	Obtain approval from Customer if BVL needs to subcontract the analytical release testing of raw materials		X
	Approve BVL subcontracted analytical testing facility per BVL SOP	X
7. Product Specification
	Establish and approve Specification	X	X
	Perform Product testing according to validated procedures and approved Specification		X
8. Manufacturing and Packaging of the Product
	Ensure all manufacturing operations are conducted in compliance with cGMPs, SOPs, and the Master Production Record		X
9. Testing of Product
	Review and approve all test methods and validation protocols and reports.	X	X
	Validate all test methods, as appropriate	X	X
	Maintain Reference Standard according to BVL SOP’s and specifications		X

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Responsible Party
Item	Activity	Customer	BVL
	Store QC stability samples for specified time period		X
	Qualify and approve any contract lab used for product testing	X	X
10. Notification and Approval of Deviations
	Ensure a thorough investigation and justification of any deviation to stated procedures or out of specification (OOS) result		X
	Ensure all investigation reports are reviewed and completed prior to completion of the batch production record review		X
	Promptly notify Customer within 3 business days of initiation of investigation of any deviation or OOS that affects the material or Product being tested per BVL SOP.		X
	Provide technical, compliance, and regulatory oversight in support of the investigation	X
	Hold and segregate material or Product that does not conform to in-process or release specifications.		X
	Prepare and approve investigation report		X
	Review and release/reject material or Product Batch as an outcome of an approved investigation report.	X	X
	Disposition Product as an outcome of the approved investigation	X
	Establish procedures for the releasing/rejecting failed Batches of raw material or Product.		X
	Promptly notify Customer of cause for investigation and proposed action plan for raw material or Product failures.		X
	Participate in Product investigations, as needed.	X
	Generate Investigation Report.	X	X
	Review and approve Investigation Report	X	X
11. Release and Shipment of Product
	Provide a copy of executed Batch Records, deviations and investigation reports, and any applicable documentation within 1 week of BVL Batch release		X
	Generate BVL Certificate of Analysis		X
	Generate BVL Certificate of Compliance		X
	Perform Product disposition	X

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Responsible Party
Item	Activity	Customer	BVL
	Establish and maintain shipping procedures and documentation.	X	X
	Insure Shipping of Product from BVL to Customer destination is in compliance with the Specifications for the Product, specifically including without limitation temperature shipping requirements	X

	Approve shipping configuration and procedures.	X	X
	Package Product for shipment to specified distributors. Store and transport Product to conform to label copy storage conditions.		X
	Request shipment of Product, specifying date of shipment, shipping address, lot number, quantity, etc.	X
	Ship Product as specified in Batch PO per SOP.		X
12. Retained Samples of the Product
	Store retain samples of all Product composition		X
	Specify the number of Product retains per lot, the retain period, and arrange for the appropriate storage of the Product retains	X
13. Storage of Product
	Define storage conditions for Product.	X
	Securely store Product under controlled temperature and storage conditions as specified in Product Specification.		X
	Establish and maintain an appropriate environmental monitoring program of storage conditions		X
14. Stability Activities
	Prepare stability protocols.		X
	Review and approve stability protocols	X	X
	Conduct stability studies per approved protocols.		X
	Compile data on a regular basis, and provide regular updates to Customer.		X
	Prepare and approve final stability reports.	X
	Provide stability updates to Regulatory Authorities in Annual Reports or as needed.	X
15. Process Validation
	Prepare Manufacturing Process Validation		X

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Responsible Party
Item	Activity	Customer	BVL
(MPV) Plan
	Review and approve MPV	X	X
	Generate process validation protocols		X
	Review and approve process validation protocols	X	X
	Perform validation studies per approved protocols.		X
	Generate validation data in a timely fashion and maintain raw data and supporting documentation		X
	Prepare validation reports.		X
	Review and approve all final reports.	X	X
16. Product Complaints
	Receive notice of complaints	X
	Inform BVL within 5 business days, or sooner as required, of complaints involving potential product tampering or adverse medical event	X
	Upon a suspected manufacturing issues and upon mutual agreement of the Parties, perform investigation and provide a written report within 30 business days, or sooner if mutually agreed		X
	Respond to Product complaints with respect to known adverse events related to the Product	X
	Support the investigation of a potential SAE and provide information allowing for meeting regulatory reporting requirements		X
	Maintain a record of all complaints, and notify Health Authorities as required.	X
17 Returned Goods
	Specify and document handling of returned goods.	X

18 Recall of Marketed Product
	Notify BVL, regulatory authorities, and Customers, and all relevant Parties of product recall.	X
	Perform investigation, as appropriate.	X	X
	Maintain copies of all recall investigations performed on behalf of a Customer and as required by regulations.		X
19 Audits and Inspections of Facilities and Product
	Perform audit of BVL on an annual basis, as a mock PAI, or as needed on a “for cause” basis	X

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Responsible Party
Item	Activity	Customer	BVL
	Conduct periodic audits of raw material vendor’s quality systems in accordance with BVL SOPs.		X
	Manage, coordinate and host regulatory inspections: PAI, general GMP, for-cause, MHRA, and EMEA GMP inspections etc.		X

Support product specific PAI or other inspection with up to 2 Customer staff on site during the inspection. As appropriate, Customer staff will be permitted to respond to product specific questions and participate in Product-specific wrap up sessions.

X
	Notify Customer within 24 hrs of receipt of notification of inspection by regulatory authorities for Customer specific inspection.		X
	Prepare written responses to regulatory actions specific to facility, operations and site specific, non-Customer related processes		X
	Prepare written responses to written regulatory observations specific to Product.	X	X

Prepare, review, and approve responses to agency observations issued directly to the site. Respond to PAI observations within 15 days and all other inspection observations within 30 days or the time specified by that agency, which ever is less.

X
	Provide a copy of redacted inspection observations and responses to Customer within one week of completion of said documents.	X	X
	Support product specific regulatory inspections and participate in the Development of product specific responses or inquiries.	X	X
	Support the preparation of regulatory responses that support inquires made to Customer by authorized regulatory agencies	X	X
	Observe operations on an as needed basis and notify BVL in advance.	X
20. Reprocessing
	Initiate reprocessing request	X	X
	Document rationale, justification, and directions for reprocessing	X	X
	Approve reprocessing	X	X

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Responsible Party
Item	Activity	Customer	BVL
21. Annual Product Review
	Preparation and submission of the Annual Product Review (APR)	X
22. Certifications
	Provide certification of Customer supplied Composition to be free from BSE/TSE	X
	Provide certification of QP when applicable for Products shipped for use in EU countries	X
	Provide Certification of facility which produced API for use in Products when applicable for Products shipped for use in the EU countries	X
	Provide Certificate of Analysis and Certification of each batch of API shipped to BVL for use in Product to be shipped to EU countries	X

Customer’s Qualified Person shall generate and approve a Certificate of Batch Release and Certificate of Compliance to EU GMP for each Batch of Product Manufactured by BVL for Customer which is distributed for clinical or commercial use in EU countries

X

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